Exhibit 99.1

11 January 2010

Stockholder Update

Dear Shareholder,

With 2009 behind us, we thought it would be appropriate to send a note to recount what was an extraordinary year for HeartWare and provide some insights into what we are looking forward to in 2010.

Revisiting our position one year ago, we started 2009 with 54 cumulative implants of the HVAD pump from early 2006 to the end of 2008. As 2009 opened, our U.S. bridge-to-transplant trial had just begun to take shape and we were anxiously awaiting receipt of our CE mark which is required to commercialize devices in Europe. At that time, there were also many very positive things coming together inside HeartWare, such as a critical expansion of our manufacturing capacity, building international infrastructure and upgrading our global clinical capabilities. It felt as if we were on the verge of hitting an inflection point and we were doing everything we could to take advantage of the significant opportunity in front of us.

International Consolidation and Expansion

Presentations of data from our CE mark trial continued to be encouraging, particularly in follow-up data for patients who have been supported by our device for more than a year and have yet to receive a transplant as these patients who were supported for longer time frames begin to reflect the potential of the HVAD as a destination therapy device.

We also received our CE mark at the end of January 2009 and achieved our first international commercial sale in March. We worked through our plan of converting our international clinical trial sites into paying customers and then began activating new sites in the third quarter of 2009. We enjoyed a very positive reception from the initial sites that used our device and continue to work closely with them as they seek ways to take advantage of the HVAD’s performance and versatility and to help their heart failure patients return to high quality lives.

In total, we implanted 122 patients internationally in 2009 at 16 sites. We hope to continue adding a few sites each quarter this year, and we are actively expanding our international infrastructure to support this growth and to ensure that we don’t see any drop off in clinical performance or customer service as we expand our reach.

Surprisingly, in 10 European cases we have seen physicians elect to use the HVAD in order to replace the heart’s entire pumping function. Under this procedure, known as a Bi-VAD, the physician implants 1 HVAD in both the right and left ventricles; that is, 2 HVAD’s are implanted in each patient thereby acting as a complete substitute for the heart’s native pumping capacity. While HeartWare, and therefore the HVAD, does not have regulatory approval for this use, the decision of our physicians to use the HVAD in this fashion does demonstrate the unique versatility of our system.

U.S. Progress

In the U.S. we entered 2009 with 2 sites having implanted HVAD’s in our bridge-to-transplant trial (called “ADVANCE”) and a third center performed their first implant in February. Rolling the clock forward 12 months; we now have 24 sites in the U.S. that have implanted HVADs with 6 more that are ready to implant. Most importantly from our perspective is the growing enthusiasm we have witnessed from our investigators as the trial has progressed and we are encouraged to see that the implant rate in our trial is accelerating. Our 114th patient was enrolled on December 28th, keeping us on track to complete enrollment by April as we have targeted since starting the trial. We will then hopefully be granted approval from the FDA to implant additional bridge-to-transplant patients under what is called a Continued Access Protocol or “CAP” in any U.S. center that implanted a patient in the 150 patient pivotal arm of the ADVANCE trial. While there is certainly no guarantee that we will be granted a CAP, it has been the norm in VAD trials for the FDA to do so as it makes technology available to patients and clinicians while also providing additional data for the FDA to evaluate prior to determining whether or not to approve a device.

Our next big endeavor in the U.S. is to start our Destination Therapy (“DT”) trial. We are actively engaged in discussions with the FDA to finalize the protocol for that trial which we are hoping to start in the second quarter of 2010. Based on the projected date for the commencement of the DT and CAP trials and the anticipated completion of enrollment for our bridge-to-transplant trial, it is likely that there will be a period of time during the second quarter when our U.S. implant rate will dip.

Next Generation

Our R&D team has also made great strides with our next generation pump or “MVAD” platform. We have three different miniaturized versions moving through preclinical evaluations and we expect to be selecting which design to move forward with in the first half of 2010. For the foreseeable future, we will continue balancing our efforts to accelerate our next generation pumps with our desire to enhance our HVAD in ways that will provide additional benefits for our patients in the nearer term.

Corporate and Operational Developments

We were also extremely busy on the corporate front during 2009. We entered into a merger early in the year and then the U.S. Federal Government, via the Federal Trade Commission, expressed their misgivings in relation to what they perceived as the “strong competitive capabilities” of the subsequent merged entities and so we continued to move ahead with our own internal plans.

We also listed on NASDAQ and were able to conduct a very successful $60 million financing in August with a strong slate of existing and new institutional investors. We thank all those who participated in this financing, as it has put us in the best financial position in our Company’s history.

As the year ended we also took care of some corporate housekeeping issues such as setting up a shelf registration and drawing down and repaying the convertible credit facility that was available to us (pursuant to the merger referenced above). We did the latter in order to eliminate the capacity to convert the remaining credit line balance of $16 million into HeartWare common stock at a price of AU$35.00 per share. This conversion right is no longer available now that the line has been fully drawn and repaid.

In manufacturing, our team has worked to expand our production capacity, which we are confident can accommodate our near-term and mid-range needs for commercialization in Europe, as well as trial progression in the U.S. We were also fortunate to be able to acquire a manufacturing facility during the wind-down of Ventracor. This facility has multiple CNC machines and a superb technical staff. Over time we expect this will enable our team to reduce cycle times, provide backup supply and generate cost benefits for some of our most critical components.

* * * *

We started 2009 with the belief that we were on the verge of hitting an acceleration point for the Company and we enter 2010 in the midst of this acceleration and are optimistic about our prospects of making a meaningful impact in the global VAD market. At the same time, we are relentlessly focused on exceeding the expectations of our customers and their patients as we believe this is the optimal way to maintain our positive momentum.

Thank you for your continued interest and support of HeartWare and we will do our best to provide important clinical alternatives for our customers and their patients.

Yours sincerely,

Doug Godshall
President & Chief Executive Officer

Forward-Looking Statements

This communication contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made.

We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2009, and those described in other reports filed from time to time with the SEC.